Exhibit 10.3

AMENDMENT NO. 1 TO
TRANSPORTATION SERVICES AGREEMENT
(SoCal Pipelines)
This AMENDMENT NO. 1 (this “Amendment”) is effective as of November 12, 2015 (the “Effective Date”), by and between Tesoro SoCal Pipeline Company LLC, a Delaware limited liability company (“TSPC”) and Tesoro Refining & Marketing Company LLC, a Delaware limited liability company (“TRMC”), each individually a “Party” and collectively referred to as “Parties.”
RECITALS
WHEREAS, TSPC and TRMC entered into that certain Transportation Services Agreement (SoCal Pipelines) dated as of December 6, 2013 (the “Transportation Services Agreement”). Capitalized terms used in this Amendment but not defined herein shall have the same meanings as set forth in the Transportation Services Agreement.
WHEREAS, the Parties hereto desire to amend the Transportation Services Agreement to reflect the transfer to TSPC of ownership of Co-Owned Pipeline 88 Interest (as defined below) and to provide for the provision of services by TSPC to TRMC with regard to the Co-Owned Pipeline 88 Interest pursuant to the Transportation Services Agreement.
NOW, THEREFORE, in consideration of the covenants and obligations contained herein, the Parties to this Amendment hereby agree as follows:
1.DEFINITIONS
The definitions set forth below shall apply whenever a capitalized term specified below is used in this Amendment:
“Co-Owned Pipeline 88 Interest” means that portion of Pipeline 88 that runs from the intersection of Sepulveda Boulevard and Figueroa Street, in the City of Los Angeles, to Los Angeles International Airport, jointly owned by Carson Cogeneration Company (“Carson Cogen”) and Phillips 66 Company pursuant to the Airport Pipeline Ownership Agreement, dated August 8, 1966, as such agreement may be amended, supplemented or restated from time to time.
“Fee-Owned Pipeline 88 Interest” means that portion of Pipeline 88 that runs from the Refinery to the intersection of Sepulveda Boulevard and Figueroa Street, in the City of Los Angeles, owned in fee by Carson Cogen.
2.    CLARIFICATION
Although Schedule A-2 to the Transportation Services Agreement suggested that it was intended to apply to both the Fee-Owned Pipeline 88 Interest and the Co-Owned Pipeline 88 Interest, the Parties hereto acknowledge and agree that prior to the Effective Date, such agreements applied only to the Fee-Owned Pipeline 88 Interest.

3.    AMENDMENT OF TRANSPORTATION SERVICES AGREEMENT
The Transportation Services Agreement is hereby amended as follows as of the Effective Date:

(a)    Section 2(d) thereof is hereby deleted.
(b)    Following the Effective Date, the Transportation Services Agreement shall apply to both the Fee-Owned Pipeline 88 Interest and the Co-Owned Pipeline 88 Interest and the reference to Line 88 in Schedule A-2 to the Transportation Services Agreement shall be deemed to refer to both the Fee-Owned Pipeline 88 Interest and the Co-Owned Pipeline 88 Interest.
4.    MISCELLANEOUS
(a)    Legal Effect. Other than as amended hereby, the Transportation Services Agreement remains in full force and effect and unmodified.
(d)    Applicable Law; Forum, Venue and Jurisdiction. This Amendment shall be governed by the laws of the State of Texas without giving effect to its conflict of laws principles. Each Party hereby irrevocably submits to the exclusive jurisdiction of any federal court of competent jurisdiction situated in the United States District Court for the Western District of Texas, San Antonio Division, or if such federal court declines to exercise or does not have jurisdiction, in the district court of Bexar County, Texas. The Parties expressly and irrevocably submit to the jurisdiction of said Courts and irrevocably waive any objection which they may now or hereafter have to the laying of venue of any action, suit or proceeding arising out of or relating to this Amendment brought in such Courts, irrevocably waive any claim that any such action, suit or proceeding brought in any such Court has been brought in an inconvenient forum and further irrevocably waive the right to object, with respect to such claim, action, suit or proceeding brought in any such Court, that such Court does not have jurisdiction over such Party. The Parties hereby irrevocably consent to the service of process by registered mail, postage prepaid, or by personal service within or without the State of Texas. Nothing contained herein shall affect the right to serve process in any manner permitted by law.
(e)    Counterparts. This Amendment may be executed in one or more counterparts (including by facsimile or portable document format (pdf)) for the convenience of the Parties hereto, each of which counterparts will be deemed an original, but all of which counterparts together will constitute one and the same agreement.
(f)    Severability. Whenever possible, each provision of this Amendment will be interpreted in such manner as to be valid and effective under Applicable Law, but if any provision of this Amendment or the application of any such provision to any Person or circumstance will be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision hereof, and the Parties will negotiate in good faith with a view to substitute for such provision a suitable and equitable solution in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

(g)    No Third Party Rights. It is expressly understood that the provisions of this Amendment do not impart enforceable rights in anyone who is not a Party or successor or permitted assignee of a Party.
(h)    Jury Waiver. EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDINGS RELATING TO THIS AMENDMENT OR ANY PERFORMANCE OR FAILURE TO PERFORM OF ANY OBLIGATION HEREUNDER.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Parties hereto have duly executed this Amendment as of the Effective Date.

TESORO SOCAL PIPELINE COMPANY LLC By: /s/ Phillip M. Anderson Phillip M. Anderson President	TESORO REFINING & MARKETING COMPANY LLC By: /s/ Gregory J. Goff Gregory J. Goff Chairman of the Board of Managers and President

Signature Page to First Amendment to Transportation Services Agreement